Exhibit 99.1

News Release
For more information, please contact: MEDIA: Mike Cummins 312-549-5257 Michael.Cummins@conagra.com
INVESTORS: Brian Kearney 312-549-5002 ir@conagra.com

FOR IMMEDIATE RELEASE

CONAGRA BRANDS’ TRANSFORMATION CONTINUES

WITH SOLID END TO STRONG FISCAL 2017

CHICAGO, June 29, 2017 — Today Conagra Brands, Inc. (NYSE: CAG) reported results for the fourth quarter and full fiscal year 2017, which ended on May 28, 2017.

Highlights

(all comparisons are against the prior year fiscal period, unless otherwise noted)

•	For the full fiscal year, diluted earnings per share (EPS) from continuing operations grew from $0.29 to $1.25, with the fourth quarter improving from $(0.27) to $0.36; adjusted[1] diluted EPS from continuing operations grew 33.8% from $1.30 to $1.74 in fiscal 2017, with strong growth in the fourth quarter of 15.6% to $0.37.

•	For the full fiscal year, net sales decreased 9.7%; fourth quarter net sales decreased 9.3%. Net sales excluding the impacts of divestitures and foreign exchange decreased 5.0% for the full fiscal year. The fourth quarter showed continued sequential improvement with a decrease of 3.6%.

•	For the full fiscal year, gross margin[2] expanded 190 basis points, and adjusted gross margin expanded 180 basis points.

•	In the fourth quarter, the Company reached its fiscal 2017 target of repurchasing $1 billion of common stock. The Board has authorized an additional $1 billion of share repurchases.

•	In the fourth quarter, the Company continued to reshape its portfolio through disciplined M&A, completing the acquisition of Duke’s meat snacks and BIGS seeds brands and announcing a definitive agreement to divest the Wesson oil brand.

CEO Perspective

Sean Connolly, president and chief executive officer of Conagra Brands, commented, “Fiscal 2017 marked our second year of tremendous progress in reshaping our company for success. The aggressive actions we have taken to upgrade the quality of our revenue base, while focusing and modernizing our portfolio, have enabled us to improve our margins and jump-start innovation. Guided by our portfolio management principles outlined at our investor day, we are producing solid results. We are confident in our ability to continue to build on this momentum and drive long-term shareholder value.”

1.	Adjusted financial measures, including net sales excluding the impacts of divestitures and foreign exchange, and are non-GAAP financial measures. Please see the end of this release for reconciliations to the most directly comparable GAAP financial measures.
2.	Gross margin is defined as net sales less cost of goods sold.

CONAGRA BRANDS

Total Company Fiscal 2017 Results

For the full fiscal year, net sales decreased 9.7%. Net sales excluding the impacts of divestitures and foreign exchange decreased 5.0%, primarily as a result of volume declines associated with the Company’s actions to build a higher quality revenue base.

For the full fiscal year, gross margin increased 190 basis points from 28.0% to 29.9%. Adjusted gross margin increased 180 basis points to 30.2%. The Company estimates that its fiscal 2017 adjusted gross margin was reduced by approximately 20 basis points by the Spicetec Flavors & Seasonings and JM Swank businesses, which were divested in the first quarter of fiscal 2017. Gross margin improvement was driven primarily by supply chain realized productivity, the impact of divesting lower margin businesses, and improved price/mix. These benefits more than offset input cost inflation and negative effects of foreign exchange.

For the full fiscal year, diluted EPS from continuing operations increased from $0.29 to $1.25, and adjusted diluted EPS from continuing operations increased 33.8% from $1.30 to $1.74. The growth in adjusted diluted EPS from continuing operations primarily reflects lower selling, general, and administrative (SG&A) expenses and lower interest expense as a result of debt reduction. These benefits were partially offset by planned volume declines, and the impact of the divestitures of the Spicetec Flavors & Seasonings and JM Swank businesses in the first quarter of fiscal year 2017.

Total Company Fourth Quarter Results

In the fourth quarter, net sales decreased 9.3%. Net sales excluding the impacts of divestitures and foreign exchange decreased 3.6%, primarily as a result of volume declines associated with the Company’s actions to build a higher quality revenue base. The Company estimates that the acquisition of the Duke’s meat snacks and BIGS seeds brands added approximately 40 basis points to the quarter’s net sales growth rate.

In the fourth quarter, gross margin increased 10 basis points to 28.4%. Adjusted gross margin increased 130 basis points to 29.0%. The increases were driven primarily by supply chain realized productivity, improved pricing, and the impact of divesting lower margin businesses. These benefits more than offset unfavorable brand margin mix in the Grocery & Snacks and Refrigerated & Frozen segments as well as the impact of input cost inflation.

In the fourth quarter, diluted EPS from continuing operations increased from a loss of $0.27 to earnings of $0.36, and adjusted diluted EPS from continuing operations increased 15.6% from $0.32 to $0.37. The growth primarily reflects lower SG&A expenses and lower interest expense. These benefits were partially offset by volume declines and the impact of the divestitures of the Spicetec Flavors & Seasonings and JM Swank businesses in the first quarter of fiscal 2017.

Grocery & Snacks Segment Fourth Quarter Results

In the fourth quarter, net sales for the Grocery & Snacks segment decreased 3% to $749 million. Volume declined 2% from a reduction in promotional intensity and the planned discontinuation of certain lower-performing products. Price/mix decreased 1% as the continued progress in pricing and trade productivity was more than offset by unfavorable mix. The Company estimates that the acquisition of the Duke’s meat snacks and BIGS seeds brands added approximately 100 basis points to the segment’s fourth quarter net sales growth rate.

CONAGRA BRANDS

Operating profit for the segment decreased 56%. The decrease was largely driven by intangible impairment charges of $67 million pre-tax related to the Chef Boyardee brand and impairment charges and other costs of $31 million pre-tax related to a Wesson oil production facility that is not expected to be included in the Wesson divestiture. Adjusted operating profit decreased 5%, driven primarily by increased advertising and promotion (A&P) investments. Favorable SG&A and net pricing offset the negative impact of volume declines and unfavorable brand margin mix. The unfavorable brand margin mix was primarily driven by recent growth-oriented acquisitions, where margins are expected to rise over time.

Refrigerated & Frozen Segment Fourth Quarter Results

In the fourth quarter, net sales for the Refrigerated & Frozen segment decreased 5% to $640 million. Volume declined 5%, reflecting the Company’s continued actions to upgrade the quality of its revenue base by optimizing pricing and improving trade promotion productivity as well as the planned discontinuation of certain lower-performing products. Price/mix was flat compared to the prior-year period as improvements in pricing and trade promotion practices across much of the portfolio were completely offset by reduced prices in select deflationary categories. Net sales growth was also negatively affected by a transitory increase in Egg Beaters’ volume in the prior-year period associated with the avian flu outbreak. The Company’s egg supply was unaffected by last year’s avian flu outbreak, resulting in incremental sales for the brand in the prior-year period.

Operating profit for the segment increased 8% in the quarter, and adjusted operating profit increased 2%. The benefits of SG&A cost savings and supply chain productivity more than offset lower net sales and unfavorable brand margin mix, primarily related to the Egg Beaters brand. The Company estimates that the avian flu-related benefits in the prior-year period reduced the segment’s operating profit growth, on a reported and adjusted basis, by approximately 3 percentage points.

International Segment Fourth Quarter Results

In the fourth quarter, net sales for the International segment decreased 1% to $205 million. A 3% increase in price/mix was more than offset by a 3% unfavorable impact of foreign exchange and 1% decrease in volume.

The segment reported an operating loss of $11 million from an operating profit of $14 million in the year-ago period, reflecting pre-tax goodwill and intangible impairment charges of $28 million related to the Canadian and Mexican businesses. Adjusted operating profit increased 33% behind higher price/mix and lower SG&A expenses.

Foodservice Segment Fourth Quarter Results

In the fourth quarter, net sales for the Foodservice segment decreased 5% to $267 million. Volume decreased 17% and price/mix increased 12%, primarily reflecting the impact of exiting a non-core business in the prior-year period.

Operating profit for the segment increased 2%, reflecting general stability in the business and SG&A cost savings.

Corporate Expenses Fourth Quarter Results

In the fourth quarter, corporate expenses decreased from $412 million to $59 million, primarily driven by a $349 million expense related to the year-end re-measurement of pension amounts in the year-ago period. Adjusted corporate expenses decreased 10% to $54 million, primarily reflecting planned benefits from the Company’s cost savings efforts.

CONAGRA BRANDS

Other Items

A&P expense increased 12% to $76 million in the quarter as the Company invested to drive brand saliency in connection with innovation launches.

In the fourth quarter, equity method investment earnings increased 24% to $19 million as a result of improved performance by the Ardent Mills joint venture.

Net interest expense decreased 38% to $38 million, driven by significant debt reduction over the past several quarters.

Capital Allocation

In the fourth quarter, the Company paid a quarterly dividend of $0.20 per share.

In the fourth quarter, the Company made a $150 million pension contribution to increase the funded status of its pension plans.

The Company repurchased approximately 10 million shares of its common stock for $405 million during the fourth quarter. During the full fiscal year, the Company repurchased approximately 25 million shares for approximately $1 billion.

The Company also announced today that its Board of Directors has approved an additional $1 billion share repurchase authorization. The Company’s total share repurchase authorization as of today is approximately $1.38 billion. The authorization has no expiration date. Shares are expected to be repurchased periodically, depending on market conditions and other factors, through open-market or privately negotiated transactions. This authorization is part of a broader capital allocation strategy that balances debt reduction, a top-tier dividend, share repurchases, and strategic growth investments.

CONAGRA BRANDS

Long-Term Algorithm and Fiscal 2018 Outlook

The Company is reiterating its three-year fiscal 2020 financial algorithm, which uses fiscal 2017 as the base year, as summarized below:

•	Organic net sales compound annual growth rate (CAGR) in the range of 1% to 2%. Organic net sales growth is defined as net sales growth excluding the impacts of foreign exchange as well as acquisitions and divestitures until the anniversary date of the transactions.

•	Adjusted gross margin of approximately 32% for the full fiscal year 2020

•	Adjusted operating margin of approximately 16.5% for the full fiscal year 2020

•	Adjusted EPS CAGR of approximately 10%

•	Annual dividend payout ratio of between 45% and 50%

The Company is providing fiscal 2018 guidance as summarized below:

•	Reported net sales growth in the range of (2)% to flat

•	Organic net sales growth in the range of (2)% to flat

•	Adjusted operating margin in the range of 15.9% to 16.3%

•	Effective tax rate in the range of 32.5% to 33.5%

•	Adjusted diluted EPS from continuing operations in the range of $1.84 to $1.89

•	The Company expects to repurchase approximately $1.1 billion of shares of its common stock in the fiscal year, subject to market and other conditions

The fiscal 2018 Outlook includes the expected results of the Wesson oil brand for the full fiscal year.

The inability to predict the amount and timing of the impacts of foreign exchange, acquisitions, and divestitures and other items impacting comparability makes a detailed reconciliation of these forward-looking non-GAAP financial measures impracticable. Please see the end of this release for more information.

Items Affecting Fourth Quarter Fiscal 2017 Comparability

Included in the $0.36 diluted EPS from continuing operations for the fourth quarter of fiscal 2017 (EPS amounts rounded and after tax)

•	Approximately $0.02 per diluted share of net expense, or $16.0 million pre-tax ($10.5 million after tax), related to restructuring plans ($5.5 million in cost of goods sold and $10.5 million in SG&A)

•	Approximately $0.05 per diluted share of net expense, or $31.4 million pre-tax ($19.6 million after tax), related to the planned divestiture of the Wesson oil brand, most of which is related to impairment charges on the Wesson oil production facility ($0.5 million in cost of goods sold and $30.9 million in SG&A)

•	Approximately $0.16 per diluted share of net expense, or $95.5 million pre-tax ($66.7 million after tax), related to goodwill and intangible impairment charges (all SG&A)

•	Approximately $0.01 per diluted share of net benefit, or $5.7 million pre-tax ($3.7 million after tax), related to a historical lawsuit (all SG&A)

•	Approximately $0.01 per diluted share of net expense, or $5.5 million pre-tax ($3.4 million after tax), related to hedging derivative losses (all SG&A)

•	Approximately $0.21 per diluted share of net tax benefit, or $91.3 million, related to a tax adjustment of valuation allowance associated with the planned divestiture of the Wesson oil brand (all Tax)

CONAGRA BRANDS

Included in the $(0.27) diluted EPS from continuing operations for the fourth quarter of fiscal 2016 (EPS amounts rounded and after tax)

•	Approximately $0.04 per diluted share of net expense, or $22.3 million pre-tax ($15.8 million after tax), related to restructuring plans ($3.6 million in cost of goods sold, $18.7 million in SG&A)

•	Approximately $0.07 per diluted share of net expense, or $50.1 million pre-tax ($31.6 million after tax), related to goodwill and intangible impairment charges (all SG&A)

•	Approximately $0.49 per diluted share of net expense, or $348.5 million pre-tax ($215.1 after tax), related to the year-end re-measurement of pension amounts (all SG&A)

•	Approximately $0.01 per diluted share of net expense, or $5.0 million pre-tax ($3.1 million after tax), associated with a historical lawsuit (all SG&A)

•	Approximately $0.02 per diluted share of net benefit, or $14.4 million pre-tax ($8.9 million after tax), related to hedging derivative (all SG&A)

•	Approximately $0.01 per diluted share of net tax expense, or $2.7 million, related to adjustments in prior-year tax credits (all Tax)

CONAGRA BRANDS

Discussion of Results

Conagra Brands will host a webcast and conference call at 9:30 a.m. Eastern Time today to discuss the results. The live audio webcast and presentation slides will be available on conagrabrands.com/investor-relations under Events & Presentations. The conference call may be accessed by dialing 1-877-883-0383 for participants in the continental U.S. and 1-412-902-6506 for all other participants and using passcode 5665391. Please dial-in 10 to 15 minutes prior to the call start time. Following the Company’s remarks, the conference call will include a question-and-answer session with the investment community.

A replay of the webcast will be available for one year beginning Thursday, June 29, 2017, at 12:30 p.m. ET on conagrabrands.com/investor-relations under Events & Presentations.

About Conagra Brands

Conagra Brands, Inc. (NYSE: CAG), headquartered in Chicago, is one of North America’s leading branded food companies. Guided by an entrepreneurial spirit, Conagra Brands combines a rich heritage of making great food with a sharpened focus on innovation. The company’s portfolio is evolving to satisfy people’s changing food preferences. Conagra’s iconic brands, such as Marie Callender’s®, Reddi-wip®, Hunt’s®, Healthy Choice®, Slim Jim® and Orville Redenbacher’s®, as well as emerging brands, including Alexia®, Blake’s®, Frontera® and Duke’s®, offer choices for every occasion. With an ongoing commitment to corporate citizenship, Conagra Brands has been named to the Dow Jones Sustainability™ North America Index for six consecutive years. For more information, visit www.conagrabrands.com.

CONAGRA BRANDS

Note on Forward-looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. We undertake no responsibility for updating these statements. Readers of this document should understand that these statements are not guarantees of performance or results. Many factors could affect our actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this document. These risks and uncertainties include, among other things: our ability to achieve the intended benefits of acquisitions and divestitures, including the recent spin-off of our Lamb Weston business and our divestiture of the Wesson oil brand; general economic and industry conditions; our ability to successfully execute our long-term value creation strategy; our ability to access capital; our ability to execute our operating and restructuring plans and achieve our targeted operating efficiencies from cost-saving initiatives and to benefit from trade optimization programs; the effectiveness of our hedging activities, and our ability to respond to volatility in commodities; the competitive environment and related market conditions; our ability to respond to changing consumer preferences and the success of our innovation and marketing investments; the ultimate impact of any product recalls and litigation, including litigation related to the lead paint and pigment matters; actions of governments and regulatory factors affecting our businesses; the availability and prices of raw materials, including any negative effects caused by inflation or weather conditions; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; the costs, disruption, and diversion of management’s attention associated with campaigns commenced by activist investors; and other risks described in our reports filed from time to time with the Securities and Exchange Commission. We caution readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date of this document.

CONAGRA BRANDS

Note on Non-GAAP Financial Measures

This document includes certain non-GAAP financial measures, including adjusted diluted earnings per share from continuing operations, net sales excluding the impacts of divestitures and foreign exchange, organic net sales, adjusted operating profit for certain segments, adjusted corporate expenses, adjusted gross margin, and adjusted operating margin. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the Company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess the Company’s operating performance and financial position. These measures should be viewed in addition to, and not in lieu of, the Company’s diluted earnings per share, operating performance and financial measures as calculated in accordance with GAAP.

Certain of these non-GAAP measures, such as organic net sales, adjusted gross margin, adjusted operating margin, and adjusted diluted EPS from continuing operations, are forward-looking. Historically, the Company has excluded the impact of certain items impacting comparability, such as, but not limited to, restructuring expense, extinguishment of debt, pension plan lump sum settlement, foreign exchange, the impact of acquisitions and divestitures, hedging gains and losses, impairment charges and unusual tax items, from the non-GAAP financial measures it presents. Reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items impacting comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Hedge gains and losses are generally aggregated, and net amounts are reclassified from unallocated corporate expense to the operating segments when the underlying commodity or foreign currency being hedged is expensed in segment cost of goods sold. The Company identifies these amounts as items that impact comparability within the discussion of unallocated Corporate results.

CONAGRA BRANDS

Conagra Brands, Inc.

Consolidated Statements of Operations

(in millions, except per share amounts)

(unaudited)

	FOURTH QUARTER
	Thirteen weeks ended	Thirteen weeks ended	Percent Change
	May 28, 2017	May 29, 2016
Net sales	$1,861.7	$2,053.0	(9.3)%
Costs and expenses:
Cost of goods sold	1,332.7	1,472.9	(9.5)%
Selling, general and administrative expenses	417.8	731.6	(42.9)%
Interest expense, net	37.5	60.1	(37.6)%

Income (loss) from continuing operations before income taxes and equity method investment earnings	73.7	(211.6)	N/A
Income tax expense	(60.8)	(79.6)	(23.6)%
Equity method investment earnings	19.1	15.4	24.0%

Income (loss) from continuing operations	153.6	(116.6)	N/A
Income (loss) from discontinued operations, net of tax	(1.7)	237.5	N/A

Net income	$151.9	$120.9	25.6%

Less: Net income attributable to noncontrolling interests	0.6	3.3	(81.8)%

Net income attributable to Conagra Brands, Inc.	$151.3	$117.6	28.7%

Earnings per share — basic
Income (loss) from continuing operations	$0.36	$(0.27)	N/A
Income from discontinued operations	—	0.54	(100.0)%

Net income attributable to Conagra Brands, Inc.	$0.36	$0.27	33.3%

Weighted average shares outstanding	420.3	437.8	(4.0)%

Earnings per share — diluted
Income (loss) from continuing operations	$0.36	$(0.27)	N/A
Income from discontinued operations	—	0.54	(100.0)%

Net income attributable to Conagra Brands, Inc.	$0.36	$0.27	33.3%

Weighted average share and share equivalents outstanding	424.9	437.8	(3.0)%

CONAGRA BRANDS

Conagra Brands, Inc.

Consolidated Statements of Operations

(in millions, except per share amounts)

(unaudited)

	FOURTH QUARTER
	Fifty-two weeks ended	Fifty-two weeks ended	Percent Change
	May 28, 2017	May 29, 2016
Net sales	$7,826.9	$8,664.1	(9.7)%
Costs and expenses:
Cost of goods sold	5,484.8	6,234.9	(12.0)%
Selling, general and administrative expenses	1,417.1	2,024.6	(30.0)%
Interest expense, net	195.5	295.8	(33.9)%

Income from continuing operations before income taxes and equity method investment earnings	729.5	108.8	570.5%
Income tax expense	254.7	46.4	448.9%
Equity method investment earnings	71.2	66.1	7.7%

Income from continuing operations	546.0	128.5	324.9%
Income (loss) from discontinued operations, net of tax	102.0	(794.4)	N/A

Net income (loss)	$648.0	$(665.9)	N/A

Less: Net income attributable to noncontrolling interests	8.7	11.1	(21.6)%

Net income (loss) attributable to Conagra Brands, Inc.	$639.3	$(677.0)	N/A

Earnings (loss) per share — basic
Income from continuing operations	$1.26	$0.29	334.5%
Income (loss) from discontinued operations	0.22	(1.86)	N/A

Net income (loss) attributable to Conagra Brands, Inc.	$1.48	$(1.57)	N/A

Weighted average shares outstanding	431.9	434.4	(0.6)%

Earnings (loss) per share — diluted
Income from continuing operations	$1.25	$0.29	331.0%
Income (loss) from discontinued operations	0.21	(1.85)	N/A

Net income (loss) attributable to Conagra Brands, Inc.	$1.46	$(1.56)	N/A

Weighted average share and share equivalents outstanding	436.0	438.5	(0.6)%

CONAGRA BRANDS

Conagra Brands, Inc.

Segment Operating Results

(in millions)

(unaudited)

	FOURTH QUARTER
	Thirteen weeks ended	Thirteen weeks ended	Percent Change
	May 28, 2017	May 29, 2016
SALES
Grocery & Snacks	$749.4	$772.5	(3.0)%
Refrigerated & Frozen	640.2	674.5	(5.1)%
International	204.7	207.3	(1.3)%
Foodservice	267.4	282.3	(5.3)%
Commercial	—	116.4	(100.0)%

Total	1,861.7	2,053.0	(9.3)%

OPERATING PROFIT
Grocery & Snacks	$50.9	$114.3	(55.5)%
Refrigerated & Frozen	106.9	98.7	8.3%
International	(11.1)	13.7	N/A
Foodservice	23.7	23.2	2.2%
Commercial	—	10.1	(100.0)%

Total operating profit for segments	170.4	260.0	(34.5)%

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate expense	(59.2)	(411.5)	(85.6)%
Interest expense, net	(37.5)	(60.1)	(37.6)%

Income (loss) from continuing operations before income taxes and equity method investment earnings	$73.7	$(211.6)	N/A

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

CONAGRA BRANDS

Conagra Brands, Inc.

Segment Operating Results

(in millions)

(unaudited)

	FOURTH QUARTER
	Fifty-two weeks ended	Fifty-two weeks ended	Percent Change
	May 28, 2017	May 29, 2016
SALES
Grocery & Snacks	$3,208.8	$3,377.1	(5.0)%
Refrigerated & Frozen	2,652.7	2,867.8	(7.5)%
International	816.0	846.6	(3.6)%
Foodservice	1,078.3	1,104.5	(2.4)%
Commercial	71.1	468.1	(84.8)%

Total	7,826.9	8,664.1	(9.7)%

OPERATING PROFIT
Grocery & Snacks	$653.7	$592.9	10.3%
Refrigerated & Frozen	445.8	420.4	6.0%
International	(168.9)	66.7	N/A
Foodservice	105.1	97.7	7.6%
Commercial	202.6	45.4	346.3%

Total operating profit for segments	1,238.3	1,223.1	1.2%

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate expense	(313.3)	(818.5)	(61.7)%
Interest expense, net	(195.5)	(295.8)	(33.9)%

Income from continuing operations before income taxes and equity method investment earnings	$729.5	$108.8	570.5%

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

CONAGRA BRANDS

Consolidated Balance Sheet

(in millions)

(unaudited)

	May 28, 2017	May 29, 2016
ASSETS
Current assets
Cash and cash equivalents	$251.4	$798.1
Receivables, less allowance for doubtful accounts of $3.1 and $3.2	563.4	650.1
Inventories	934.2	1,044.1
Prepaid expenses and other current assets	228.7	148.6
Current assets of discontinued operations	—	779.7
Current assets held for sale	35.5	156.1

Total current assets	2,013.2	3,576.7
Property, plant and equipment, net	1,664.9	1,697.8
Goodwill	4,298.3	4,318.9
Brands, trademarks and other intangibles, net	1,232.9	1,223.3
Other assets	790.6	905.5
Noncurrent assets of discontinued operations	—	1,339.3
Noncurrent assets held for sale	96.4	329.1

	$10,096.3	$13,390.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable	$28.2	$13.9
Current installments of long-term debt	199.0	559.4
Accounts payable	773.1	706.7
Accrued payroll	167.6	220.8
Other accrued liabilities	552.6	567.7
Current liabilities of discontinued operations	—	409.2
Current liabilities held for sale	—	54.7

Total current liabilities	1,720.5	2,532.4
Senior long-term debt, excluding current installments	2,573.3	4,685.5
Subordinated debt	195.9	195.9
Other noncurrent liabilities	1,528.8	1,875.7
Noncurrent liabilities of discontinued operations	—	304.8
Noncurrent liabilities held for sale	—	1.5
Total stockholders’ equity	4,077.8	3,794.8

	$10,096.3	$13,390.6

CONAGRA BRANDS

Conagra Brands, Inc. and Subsidiaries Consolidated Statements of Cash Flows (in millions)

	For the Fiscal Years Ended May
	2017	2016
Cash flows from operating activities:
Net income (loss)	$648.0	$(665.9)
Income (loss) from discontinued operations	102.0	(794.4)

Income from continuing operations	546.0	128.5
Adjustments to reconcile income from continuing operations to net cash flows from operating activities:
Depreciation and amortization	268.0	278.5
Asset impairment charges	343.3	62.6
Gain on divestitures	(197.4)	—
Lease cancellation expense	—	55.6
Loss on extinguishment of debt	93.3	23.9
Earnings of affiliates in excess of distributions	(3.0)	(25.7)
Stock-settled share-based payments expense	36.1	41.8
Contributions to pension plans	(163.0)	(11.5)
Pension expense (benefit)	(21.4)	358.1
Other items	39.9	53.6
Change in operating assets and liabilities excluding effects of business acquisitions and dispositions:
Receivables	104.7	(156.8)
Inventories	123.3	66.1
Deferred income taxes and income taxes payable, net	52.3	(264.9)
Prepaid expenses and other current assets	15.0	10.8
Accounts payable	71.0	(118.3)
Accrued payroll	(52.4)	68.9
Other accrued liabilities	(114.9)	54.3

Net cash flows from operating activities — continuing operations	1,140.8	625.5
Net cash flows from operating activities — discontinued operations	34.7	633.7

Net cash flows from operating activities	1,175.5	1,259.2

Cash flows from investing activities:
Additions to property, plant and equipment	(242.1)	(277.5)
Sale of property, plant and equipment	13.2	35.7
Proceeds from divestitures	489.0	—
Purchase of business and intangible assets	(325.7)	(10.4)
Other items	—	0.3

Net cash flows from investing activities — continuing operations	(65.6)	(251.9)
Net cash flows from investing activities — discontinued operations	(123.7)	2,379.3

Net cash flows from investing activities	(189.3)	2,127.4

Cash flows from financing activities:
Net short-term borrowings	14.3	9.5
Repayment of long-term debt	(1,064.5)	(2,523.2)
Payment of intangible asset financing arrangement	(14.9)	—
Repurchase of Conagra Brands, Inc. common shares	(1,000.0)	—
Sale of Conagra Brands, Inc. common shares	—	8.6
Cash dividends paid	(415.0)	(432.5)
Exercise of stock options and issuance of other stock awards	73.8	208.4
Other items	(1.9)	—

Net cash flows from financing activities — continuing operations	(2,408.2)	(2,729.2)
Net cash flows from financing activities — discontinued operations	839.1	(4.0)

Net cash flows from financing activities	(1,569.1)	(2,733.2)

Effect of exchange rate changes on cash and cash equivalents	(0.2)	(2.0)
Net change in cash and cash equivalents	(583.1)	651.4
Add: Cash balance included in assets held for sale and discontinued operations at beginning of period	36.4	49.0
Less: Cash balance included in assets held for sale and discontinued operations at end of period	—	36.4
Cash and cash equivalents at beginning of year	798.1	134.1

Cash and cash equivalents at end of year	$251.4	$798.1

CONAGRA BRANDS

Q4 FY17 & Q4 FY16 Diluted EPS from Continuing Operations

	Q4 FY17	Q4 FY16	% Change
Diluted EPS from continuing operations	$0.36	$(0.27)	N/A
Net expense related to restructuring plans	0.02	0.04
Net expense related to the planned divestiture of the Wesson oil brand, most of which is related to impairment charges on the Wesson oil production facility	0.05	—
Net expense related to Goodwill & Intangible impairment charges	0.16	0.07
Net expense related to pension valuation adjustment	—	0.49
Net expense (benefit) related to legal matters	(0.01)	0.01
Net expense (benefit) related to hedging	0.01	(0.02)
Net benefit related to tax adjustment of valuation allowance	(0.21)	—
Net expense related to unusual tax items	—	0.01
Rounding	(0.01)	(0.01)

Adjusted Diluted EPS from continuing operations	$0.37	$0.32	15.6%

Grocery & Snacks Segment Operating Profit Reconciliation

(Dollars in millions)	Q4 FY17	Q4 FY16	% Change
Grocery & Snacks Segment Operating Profit	$50.9	$114.3	(55.5)%
Net expense related to restructuring plans	9.9	3.9
Net expense related to the planned divestiture of the Wesson oil brand, most of which is related to impairment charges on the Wesson oil production facility	31.4	—
Net expense related to intangible impairment charges	67.1	50.1

Grocery & Snacks Segment Adjusted Operating Profit	$159.3	$168.3	(5.3)%

Refrigerated & Frozen Segment Operating Profit Reconciliation

(Dollars in millions)	Q4 FY17	Q4 FY16	% Change
Refrigerated & Frozen Segment Operating Profit	$106.9	$98.7	8.3%
Net expense related to restructuring plans	0.1	6.1

Refrigerated & Frozen Segment Adjusted Operating Profit	$107.0	$104.8	2.1%

International Segment Operating Profit Reconciliation

(Dollars in millions)	Q4 FY17	Q4 FY16	% Change
International Segment Operating Profit (Loss)	$(11.1)	$13.7	N/A
Net (income) expense related to restructuring plans	0.6	(0.2)
Net expense related to goodwill and intangible impairment charges	28.4	—

International Segment Adjusted Operating Profit	$17.9	$13.5	32.6%

CONAGRA BRANDS

Foodservice Segment Operating Profit Reconciliation

(Dollars in millions)	Q4 FY17	Q4 FY16	% Change
Foodservice Segment Operating Profit	$23.7	$23.2	2.2%
Net expense related to restructuring plans	—	—

Foodservice Segment Adjusted Operating Profit	$23.7	$23.2	2.2%

Commercial Segment Operating Profit Reconciliation

(Dollars in millions)	Q4 FY17	Q4 FY16	% Change
Commercial Segment Operating Profit	$—	$10.1	(100.0)%
Net expense related to restructuring plans	—	—

Commercial Segment Adjusted Operating Profit	$—	$10.1	(100.0)%

Corporate Expense Reconciliation

(Dollars in millions)	Q4 FY17	Q4 FY16	% Change
Selling, general and administrative expenses	$417.8	$731.6	(42.9)%
Less: selling, general and administrative expenses from reporting segments	364.1	305.7
Plus: Corporate cost of goods sold	5.5	(14.4)

Corporate expenses	$59.2	$411.5
Net expense related to restructuring plans	(5.4)	(12.5)
Net benefit (expense) related to a legal matter	5.7	(5.0)
Net income (loss) related to hedging	(5.5)	14.4
Net expense related to pension valuation adjustment	—	(348.5)

Adjusted Corporate expenses	$54.0	$59.9	(9.8)%

Net Sales Reconciliation

(Dollars in millions)	Q4 FY17	Q4 FY16	% Change
Net Sales	$1,861.7	$2,053.0	(9.3)%
Impact of foreign exchange	6.0	—
Net sales from divested businesses	—	(116.4)

Net Sales, excluding the impacts of divestitures and foreign exchange	$1,867.7	$1,936.6	(3.6)%

CONAGRA BRANDS

Gross Margin Reconciliation

Gross Margin: Gross Profit as a % of Net sales
	Q4 FY17	Q4 FY16
Net sales	$1,861.7	$2,053.0
Cost of goods sold	1,332.7	1,472.9

Gross Profit	$529.0	$580.1
Net expense related to the planned divestiture of the Wesson oil brand, most of which is related to charges on the Wesson oil production facility	0.5	—
Net expense related to restructuring plans included in cost of goods sold	5.5	3.6
Net expense (income) related to hedging	5.5	(14.4)

Adjusted Gross Profit	$540.5	$569.3
Adjusted Gross Margin	29.0%	27.7%

FY17 & FY16 Diluted EPS from Continuing Operations

	FY17	FY16	% Change
Diluted EPS from continuing operations	$1.25	$0.29	331.0%
Net expense related to restructuring plans	0.09	0.41
Net expense related to the planned divestiture of the Wesson oil brand, most of which is related to impairment charges on the Wesson oil production facility	0.05	—
Net benefit related to gain on sale of Spicetec and J.M. Swank businesses	(0.16)	—
Net expense related to Goodwill & Intangible impairment charges	0.59	0.07
Net expense related to pension valuation adjustment	—	0.49
Net expense related to salaried pension plan lump sum settlement	0.02	—
Net expense related to early retirement of debt	0.14	0.04
Net expense (benefit) related to legal matters	(0.01)	0.01
Net expense (benefit) related to hedging	0.01	(0.02)
Net benefit related to tax adjustment of valuation allowance	(0.21)	—
Net expense (benefit) related to unusual tax items	(0.03)	0.03
Rounding	—	(0.02)

Adjusted Diluted EPS from continuing operations	$1.74	$1.30	33.8%

Grocery & Snacks Segment Operating Profit Reconciliation

(Dollars in millions)	FY17	FY16	% Change
Grocery & Snacks Segment Operating Profit	$653.7	$592.9	10.3%
Net expense related to restructuring plans	25.3	51.8
Net expense related to the planned divestiture of the Wesson oil brand, most of which is related to impairment charges on the Wesson oil production facility	31.4	—
Net expense related to intangible impairment charges	68.3	50.1

Grocery & Snacks Segment Adjusted Operating Profit	$778.7	$694.8	12.1%

CONAGRA BRANDS

Refrigerated & Frozen Segment Operating Profit Reconciliation

(Dollars in millions)	FY17	FY16	% Change
Refrigerated & Frozen Segment Operating Profit	$445.8	$420.4	6.0%
Net expense related to restructuring plans	6.2	21.1

Refrigerated & Frozen Segment Adjusted Operating Profit	$452.0	$441.5	2.4%

International Segment Operating Profit Reconciliation

(Dollars in millions)	FY17	FY16	% Change
International Segment Operating Profit (Loss)	$(168.9)	$66.7	N/A
Net expense related to restructuring plans	0.9	1.2
Net expense related to goodwill and intangible impairment charges	235.9	—

International Segment Adjusted Operating Profit	$67.9	$67.9	—%

Foodservice Segment Operating Profit Reconciliation

(Dollars in millions)	FY17	FY16	% Change
Foodservice Segment Operating Profit	$105.1	$97.7	7.6%
Net expense related to restructuring plans	1.8	0.1

Foodservice Segment Adjusted Operating Profit	$106.9	$97.8	9.3%

Commercial Segment Operating Profit Reconciliation

(Dollars in millions)	FY17	FY16	% Change
Commercial Segment Operating Profit	$202.6	$45.4	346.3%
Net benefit related to gain on sale of Spicetec and J.M. Swank businesses	(197.4)	—

Commercial Segment Adjusted Operating Profit	$5.2	$45.4	(88.5)%

Corporate Expense Reconciliation

(Dollars in millions)	FY17	FY16	% Change
Selling, general and administrative expenses	$1,417.1	$2,024.6	(30.0)%
Less: selling, general and administrative expenses from reporting segments	1,108.9	1,189.7
Plus: Corporate cost of goods sold	5.1	(16.4)

Corporate expenses	$313.3	$818.5
Net expense related to restructuring plans	(29.4)	(207.6)
Net benefit (expense) related to a legal matter	5.7	(5.0)
Net income (loss) related to hedging	(5.1)	16.4
Net expense related to early retirement of debt	(93.3)	(23.9)
Net expense related to salaried pension plan lump sum settlement	(13.8)	—
Net expense related to pension valuation adjustment	—	(348.5)

Adjusted Corporate expenses	$177.4	$249.9	(29.0)%

CONAGRA BRANDS

Net Sales Reconciliation

(Dollars in millions)	FY17	FY16	% Change
Net Sales	$7,826.9	$8,664.1	(9.7)%
Impact of foreign exchange	29.3	—
Net sales from divested businesses	(71.1)	(468.1)

Net Sales, excluding the impacts of divestitures and foreign exchange	$7,785.1	$8,196.0	(5.0)%

Gross Margin Reconciliation

Gross Margin: Gross Profit as a % of Net sales
	FY17	FY16
Net sales	$7,826.9	$8,664.1
Cost of goods sold	5,484.8	6,234.9

Gross Profit	$2,342.1	$2,429.2
Net expense related to the planned divestiture of the Wesson oil brand, most of which is related to charges on the Wesson oil production facility	0.5	—
Net expense related to restructuring plans included in cost of goods sold	17.2	49.0
Net expense (income) related to hedging	5.1	(16.4)

Adjusted Gross Profit	$2,364.9	$2,461.8
Adjusted Gross Margin	30.2%	28.4%